Exhibit 99.2

FOR IMMEDIATE RELEASE

Group 1 Automotive Assessing Hail Damage To New Orleans Dealerships

HOUSTON, Feb. 28, 2013 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced it is assessing damage at four of its New Orleans dealerships in the aftermath of a Feb. 24 hail storm.

Preliminary assessments indicate there is damage to some of the facilities and most of the new and used vehicle inventory located at the four stores. The company is insured with large deductibles and currently estimates it will incur pretax charges related to the deductibles in the range of $1.1 million to $1.4 million, or approximately $0.03 per diluted common share, in the first quarter.

The affected dealerships are open for business with full capacity in the parts, service and collision areas, but with limited sales operations.

Group 1’s four New Orleans dealerships are composed of five franchises, including Ford, Buick, GMC, Toyota and Hyundai. The four dealerships represented 2.5 percent of Group 1’s total new vehicle unit sales in 2012. While the company is working with its manufacturer partners to replace the damaged inventory it expects sales to be adversely impacted until inventories are fully replenished by late May.

About Group 1 Automotive, Inc.
Group 1 owns and operates 142 automotive dealerships, 182 franchises, and 36 collision centers in the United States, the United Kingdom and Brazil that offer 35 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com